U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2006

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Commission File No. 0-27382

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B-TELLER, INC.
(Formerly Known as Hot Products, Inc. Com and formerly known as ST & C International, Inc.)
(Name of small business issuer as specified in its charter)

Washington	86-0737579
State of Incorporation	IRS Employer Identification No.

Cheyne House, Crown Court, 62-63 Cheapside, Canary Warf, London England EC2V 6JP
(Address of principal executive offices)

Registrant's telephone number, including Area Code: 44-772-029-2302

Change in Accountant

Item 4.01 Changes in Registrant's Certifying Accountant.

On May 16, 2006, S.E. Clark & Company, P.C. ("S.E. Clark") was appointed as the independent auditor for the B-Teller, Inc. (the "Company") commencing with the years ending April 30, 2002, April 30, 2003, April 30, 2004, April 30, 2005 and December 31, 2005, and Epstein, Weber & Conover, PLC ("Epstein, Weber") were dismissed as the independent auditors for the Company as of the day of dismissal. The decision to change auditors was approved by the audit committee of the Company's Board of Directors on May 16, 2006.

The report of Epstein, Weber on the financial statements for either of the two most recent completed fiscal years (April 30, 2000 and April 30, 2001) did not contain any adverse opinion or disclaimer of opinion and was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit at April 30, 2001 and has experienced significant operating losses with uncertain cash flow to service trade debt and operating expenses. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are discussed in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.”

During the Company's two most recent fiscal years and during the subsequent interim period ending April 30, 2000 and April 30, 2001 and during the subsequent periods ending May 16, 2006, there were no disagreements with Epstein, Weber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Epstein, Weber, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company.

During the Company's two most recent fiscal years and during the subsequent interim period ending there were no "reportable events" as such term is described in Item 304(a) (1) (v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company.

During the Company's two most recent fiscal years and during the subsequent interim period ending the Company did not consult with S.E. Clark & Company, P.C. with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

The Company has furnished a copy of this Report to Epstein, Weber and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from Epstein, Weber will be submitted when received.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By /s/ Armando Russo
President

By /s/ Nicolas Alexander
Vice President